UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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DIGITAL RIVER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DIGITAL RIVER, INC.
9625 WEST 76TH STREET
EDEN PRAIRIE, MN 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2007
To The Stockholders Of Digital River, Inc.:

Notice Is Hereby Given that the Annual Meeting of stockholders of Digital River, Inc., a Delaware corporation, will be held on Thursday, May 31, 2007, at 3:30 p.m. local time at the Sheraton Hotel, 7800 Normandale Boulevard, Bloomington, Minnesota, 55439 for the following purposes:

1.	To elect three directors to hold office until the 2010 annual meeting of stockholders;

2.	To approve the 2007 Equity Incentive Plan;

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent auditors for its fiscal year ending December 31, 2007; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 12, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Kevin L. Crudden
Secretary
Eden Prairie, Minnesota
April 24, 2007

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU DO NOT RETURN THE ENCLOSED PROXY, YOU MAY VOTE YOUR SHARES ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Proposal 1 ELECTION OF DIRECTORS
Proposal 2 APPROVAL OF THE DIGITAL RIVER, INC. 2007 EQUITY INCENTIVE PLAN
Proposal 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION AND RELATED INFORMATION Compensation Discussion and Analysis
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A Digital River, Inc. 2007 Equity Incentive Plan

DIGITAL RIVER, INC.
9625 WEST 76TH STREET
EDEN PRAIRIE, MN 55344

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 31, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Digital River, Inc., a Delaware corporation, for use at the Annual Meeting of stockholders to be held on May 31, 2007, at 3:30 p.m. local time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Sheraton Hotel, 7800 Normandale Boulevard, Bloomington, Minnesota, 55439. We intend to mail this proxy statement and accompanying proxy card on or about April 24, 2007 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock, par value $.01 per share, beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Our directors, officers or other regular employees may supplement original solicitation of proxies by mail by telephone or personal solicitation. They will not be paid any additional compensation for these services. We engaged The Proxy Advisor Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.

Voting Rights and Outstanding Shares

Only holders of record of our common stock at the close of business on April 12, 2007, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 12, 2007, we had outstanding and entitled to vote 41,334,620 shares of common stock.

Each holder of record of our common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or by Telephone

You may grant a proxy to vote your shares by means of the telephone or on the Internet. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each proxy contains or is submitted with information from which the inspectors of election can determine that this proxy was authorized by you.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. If you are granting a proxy to vote via the Internet, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by you.

For Shares Registered in your Name

Stockholders of record may grant a proxy to vote shares of our common stock by using a touch-tone telephone to call 1-800-560-1965 or via the Internet by accessing the website http://www.eproxy.com/driv.  You will be required to enter our number, a seven-digit control number (these numbers are located on the proxy card) and the last four digits of your social security number or tax identification number. If voting via the Internet, you will then be asked to complete an electronic proxy card. The votes will be generated on the computer screen and you will be prompted to submit or revise them as desired. Votes submitted by telephone or via the Internet must be received by 12:00 noon, Central Time, on May 30, 2007. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than our proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may go to http://www.proxyvote.com to grant a proxy to vote your shares by means of the Internet. Votes submitted via the Internet must be received by 12:00 noon, Central Time, on May 30, 2007. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. A beneficial owner who wishes to vote at the meeting must have an appropriate proxy from his or her broker or bank appointing that beneficial owner as attorney- in-fact for purposes of voting the beneficially held shares at the meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. You may revoke your proxy by filing with our Corporate Secretary at our principal executive office, 9625 West 76th Street, Eden Prairie, Minnesota 55344, a written notice of revocation or a duly executed proxy bearing a later date, or you may revoke your proxy by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

If you are the beneficial owner of shares held in the name of a broker or bank and you wish to vote at the Annual Meeting, you must have an appropriate proxy from your broker or bank appointing you as attorney-in-fact for purposes of voting at the meeting.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2008 Annual Meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 26, 2007.

For business to be properly brought before an annual meeting by a stockholder, the stockholder, wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy, must have given timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on March 2, 2008, nor earlier than the close of business on February 1, 2008. You should also review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Proposal 1

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and bylaws provide that the Board of Directors will be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.

The Board of Directors presently has six members and one vacancy. There are three directors in the class whose term of office expires in 2007 (Joel A. Ronning, Perry W. Steiner and J. Paul Thorin), and the Nominating and Corporate Governance Committee of the Board has nominated Messrs. Ronning, Steiner and Thorin to stand for reelection at the upcoming Annual Meeting. Set forth below is the name, age and biographical information for each person nominated. Messrs. Ronning, Steiner and Thorin are currently our directors who were previously elected by the stockholders. If elected at the Annual Meeting, Messrs. Ronning, Steiner and Thorin would serve until the 2010 annual meeting and until their respective successors are elected and have qualified, or until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees. In the event that the nominees should be unavailable for election as a result of an unexpected occurrence, the shares will be voted for the election of substitute nominees as the Nominating and Corporate Governance Committee may propose. The nominees have agreed to serve if elected, and the Nominating and Corporate Governance Committee and management have no reason to believe that the nominees will be unable to serve.

Abstentions will be counted towards a quorum and towards the vote total for this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted towards the vote total for this proposal.

Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting:

Joel A. Ronning

Mr. Ronning (50) founded Digital River in February 1994 and has been Chief Executive Officer and a director since that time. From February 2001 to February 2004, Mr. Ronning was a member of the Office of the President, and from February 1994 to July 1998, he also was our President. From May 1995 to December 1999, Mr. Ronning served as Chairman of the Board of Directors of Tech Squared, Inc., a direct catalog marketer of software and hardware products, and from May 1995 to July 1998, he served as Chief Executive Officer, Chief Financial Officer and Secretary of Tech Squared, Inc. From May 1995 to August 1996, Mr. Ronning also served as President of Tech Squared, Inc. Mr. Ronning founded MacUSA, Inc., formerly a wholly owned subsidiary of Tech Squared, Inc., and he served as a director of MacUSA, Inc. from April 1990 to December 1999. From April 1990 to July 1998, Mr. Ronning also served as the Chief Executive Officer of MacUSA, Inc.

Perry W. Steiner

Mr. Steiner (41) has served as our director since April 1998 and served as our President from August 1998 to February 2001. Since February 2001, Mr. Steiner has been a Partner with Arlington Capital Partners, a private equity fund. Prior thereto, Mr. Steiner served as a senior member of Wasserstein Perella & Co., Inc., an investment banking firm, and as a principal of TCW Capital, a group of leveraged buyout funds managed by Trust Company of the West. Mr. Steiner serves as a director of Main Line Broadcasting, Cherry Creek Radio and Long Island Radio.

J. Paul Thorin

Mr. Thorin (63) has served as our director since June 1996. Since July 2005, Mr. Thorin has been in private legal practice in Santa Clara, California. From September 2000 to June 2005, Mr. Thorin served as Vice President and General Counsel of ArrayComm, Inc., a wireless technology company.

The Board of Directors Recommends
a Vote in Favor of the Named Nominees

Directors Continuing in Office until the 2008 Annual Meeting:

Thomas F. Madison

Mr. Madison (71) has served as our director since August 1996 and our Lead Director since February 2005. Since January 1993, he has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. From December 1996 to March 1999, Mr. Madison served as Chairman of Communications Holdings, Inc., a communications and systems integration company. From August 1999 to March 2000, Mr. Madison served as Chairman of AetherWorks, Inc., a provider of Internet telephony and data networking solutions for the telecommunications industry. From February 1994 to September 1994, Mr. Madison served as Vice Chairman and Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992, Mr. Madison was President of US WEST Communications Markets, a division of US WEST, Inc. From 1985 to 1987, Mr. Madison served as President and Chief Executive Officer of Northwestern Bell Telephone Co. Mr. Madison serves as a director of Valmont Industries Inc., Delaware Group of Funds, CenterPoint Energy and Rimage Corporation.

Directors Continuing in Office until the 2009 Annual Meeting:

William J. Lansing

Mr. Lansing (49) has served as our director since November 1998. Since 2004, Mr. Lansing has been the Chief Executive Officer and a member of the Board of Directors of ValueVision Media, Inc. Mr. Lansing was a general partner at General Atlantic Partners from September 2001 to December 2003. Mr. Lansing served as Chief Executive Officer at NBCi from April 2000 to August 2001. From May 1998 to March 2000, Mr. Lansing was an executive officer with Fingerhut Companies, Inc. including Chief Executive Officer. From October 1996 to May 1998, Mr. Lansing served as Vice President for Business Development for General Electric Corporation. From January 1996 to October 1996, he was Chief Operating Officer at Prodigy Services Company. From September 1986 to December 1995, Mr. Lansing was employed by McKinsey & Co. Mr. Lansing is a member of the Board of Directors of RightNow Technologies, Inc. and Fair Isaac Corporation.

Frederic M. Seegal

Mr. Seegal (59) has served as our director since June 2000. Since March 2007, Mr. Seegal has been President of Seegal Benson Leucadia Partners, a New York-based merchant banking firm. From September 2002 to March 2007, Mr. Seegal served as Executive Vice President of Stephens Inc., an investment bank. From 1994 to 2001, Mr. Seegal served as President of Dresdner Kleinwort Wasserstein, Inc. and its predecessors, an investment bank. From 1990 to 1994, Mr. Seegal was Managing Director/Co-Head of Domestic Corporate Finance at Salomon Brothers. Prior to that, Mr. Seegal was in charge of Lehman Brothers’ investment banking activities in the Media & Communications Industries. Mr. Seegal is on the Board of the New York City Center.

Board Committees and Meetings

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. In addition, in February 2005, the Board of Directors appointed Thomas F. Madison as the Lead Director of the Board for the purposes of overseeing and evaluating matters of corporate and Board governance. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has a written charter which may be viewed on our Web site at www.digitalriver.com under the “Investor Relations” link. The charters include information regarding the committees’ composition, purpose and responsibilities.

During the fiscal year ended December 31, 2006, there were a total of five meetings of the Board and each of the directors attended at least 75% of the total meetings of the Board and of the committees on which he served and which were held during the period he was a director or committee member. We encourage, but do not require, directors to attend the Annual Meeting of our stockholders. In 2006, Messrs. Ronning and Madison attended the annual meeting.

The following table summarizes the membership of the Board and each of its Committees as well as the number of times each met during fiscal year 2006.

Nominating and
Corporate
Director	Board	Audit	Compensation	Governance	Finance

Mr. Ronning	Chair	—	—	—	—
Mr. Madison (Lead)	Member	Chair	Member	Chair	—
Mr. Lansing	Member	—	Chair	Member	Member
Mr. Seegal	Member	—	Member	Member	Chair
Mr. Steiner	Member	Member	—	Member	—
Mr. Thorin	Member	Member	—	Member	—

Number of Meetings in Fiscal Year 2006:

				Corporate
				Governance and
Meetings	Board	Audit	Compensation	Nominating	Finance

Regular	4	5	2	2	1
Special	1	0	0	0	0

Audit Committee

The Audit Committee of our Board of Directors oversees our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement and compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our engagement team as required by law; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the quarterly financial statement reviews. Mr. Madison serves as the Chair of the Audit Committee and our Board has determined that Mr. Madison is an “audit committee financial expert” as defined in rules promulgated by the SEC.

Compensation Committee

The Compensation Committee reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Mr. Lansing serves as the Chair of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, reviews, evaluates, recommends and approves candidates for membership on the Board and its various committees, and also is responsible for oversight of corporate governance issues. Mr. Madison serves as the Chair of the Nominating and Corporate Governance Committee.

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our Annual Meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that must be met by a stockholder in order to have a stockholder proposal included in our proxy statement. See “Information Concerning Solicitation and Voting — Stockholder Proposals.” To date, we have not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee consider a candidate for inclusion among the slate of nominees presented at our Annual Meeting of stockholders. The Nominating and Corporate Governance Committee will consider qualified candidates for director suggested by the stockholders. Stockholders can suggest qualified candidates for director by writing to the attention of our Corporate Secretary at 9625 West 76th Street, Eden Prairie, Minnesota 55344. We will forward submissions that we receive which meet the criteria outlined below to the Nominating and Corporate Governance Committee for further review and consideration. We encourage you to forward any stockholder submissions to our Corporate Secretary prior to November 30, 2007, to ensure time for meaningful consideration of the nominee. See also “Information Concerning Solicitation and Voting — Stockholder Proposals” for applicable deadlines. The Nominating and Corporate Governance Committee also may develop other more formal policies regarding stockholder nominations.

Although the Nominating and Corporate Governance Committee has not formally adopted minimum criteria for director nominees, the Nominating and Corporate Governance Committee does seek to ensure that the members of our Board possess both exemplary professional and personal ethics and values and an in-depth understanding of our business and industry. The Nominating and Corporate Governance Committee also believes in the value of professional diversity among members of the Board, and it feels that it is appropriate for members of our senior management to participate as members of the Board. The Nominating and Corporate Governance Committee requires that at least one member of the Board qualify as an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of independence under rules promulgated by the NASD.

The Nominating and Corporate Governance Committee identifies nominees for the class of directors being elected at each Annual Meeting of stockholders by first evaluating the current members of the class of directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue to serve on our Board are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with the benefits of bringing on members with new perspectives. If any member of the class of directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member of such class of directors for reelection, the Nominating and Corporate Governance Committee will review the skills and experience of a new nominee in light of the criteria above.

Finance Committee

The Finance Committee advises senior management with respect to various strategic undertakings, including capital raising activities, acquisitions and other financial matters. The Finance Committee is composed of Messrs. Seegal and Lansing and it meets only occasionally as may be necessary to assist senior management. Mr. Seegal serves as the Chair of the Finance Committee. All members are independent, as independence is currently defined in the rules promulgated by the NASD. The Finance Committee has not adopted a written charter.

Director Independence

The Board has reviewed director independence. As a result of this review, the Board determined that five of the six directors, including two of the three directors being nominated for re-election at the Annual Meeting, are independent of us and our management, as independence is currently defined in rules promulgated by the NASD. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee qualify as independent directors, as independence is currently defined in rules promulgated by the NASD, and, in the case of the Audit Committee, the SEC and the NASD. The independent directors are Messrs. Madison, Lansing, Steiner, Seegal and Thorin. Mr. Ronning is considered an inside director because of his continued employment as our senior executive.

Executive Sessions

During the fiscal year ended December 31, 2006, the non-management independent directors met in executive sessions without management on four occasions. Mr. Madison presided over these executive sessions as the Lead Director.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that outline, among other matters, the role and functions of the Board, the responsibilities of various Board committees, and the procedures for reporting concerns to the Board.

The Guidelines provide, among other things, that:

•	a majority of the directors must be independent.

•	the Board designate a lead independent director who, among other duties, is responsible for presiding over executive sessions of independent directors.

•	the Board appoint all members of the Board committees.

•	the independent directors meet in executive sessions without the presence of the non-independent directors or members of our management at least four times a year during regularly scheduled Board meeting days and from time to time as deemed necessary or appropriate.

As the operation of the Board is a dynamic process, the Board regularly reviews changing legal and regulatory requirements, evolving best practices and other developments. The Board may modify the Guidelines from time to time, as appropriate.

Copies of Governance Guidelines, Code Of Conduct and Ethics and Board Committee Charters

Copies of our Corporate Governance Guidelines, Code of Conduct and Ethics and all Board Committee Charters can be viewed on and downloaded from our website at www.digitalriver.com, under the “Investor Relations” link. You may request free print copies of each of them by writing to our Corporate Secretary at the address listed below under the heading “Communications with the Board of Directors.”

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to our Chief Executive Officer and senior financial officers, including our Chief Financial Officer and our Controller, as well as our Board of Directors and all employees. We will provide a copy of the Code to any person, without charge, upon request. These requests can be made in writing to our Corporate Secretary at 9625 West 76th Street, Eden Prairie, Minnesota 55344. To the extent permitted by the rules promulgated by the NASD, we intend to disclose any amendments to, or waivers from, the Code provisions applicable to our Chief Executive Officer and senior financial officers, including our Chief Financial Officer and Controller, or with respect to the required elements of the Code on our website, www.digitalriver.com, under the “Investor Relations” link.

Communications with the Board of Directors

If you wish to communicate with the Board of Directors, with the independent directors as a group or with the Lead Director, you may send your communication in writing to our Corporate Secretary at 9625 West 76th Street, Eden Prairie, Minnesota 55344. You must include your name and address and indicate whether you are a stockholder of Digital River. The Corporate Secretary will compile all communications, summarize all lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. For example, the Corporate Secretary will forward stockholder communications recommending potential director nominees to the chairman of the Nominating and Corporate Governance Committee. The Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department for resolution. In this case, the Corporate Secretary will retain a copy of the communication for review by any director upon his request.

Director Nominations

The Nominating and Corporate Governance Committee is the standing committee responsible for identifying and recommending nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. A candidate must exhibit strong personal integrity, character, ethics and judgment. When evaluating prospective candidates, the Committee will consider, in accordance with its charter, such factors as:

•	The candidate’s business skills and experience

•	The candidate’s satisfaction of independence and qualification requirements of the NASD

•	The mix of directors and their individual skills and experiences

•	Core competencies that should be represented on the Board

When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee assesses the contributions of those directors, their performance and their attendance at Board and respective Committee meetings.

The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are submitted by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, at 9625 West 76th Street, Eden Prairie, Minnesota, 55344, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. These proposals for nominees will be given due consideration by the Nominating and Corporate Governance Committee for recommendations to the Board based on the nominee’s qualifications.

No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any shareholder in connection with the 2007 Annual Meeting. We encourage you to forward any stockholder submissions to our Corporate Secretary prior to November 30, 2007, to ensure time for meaningful consideration of the nominee. See also “Information Concerning Solicitation and Voting — Stockholder Proposals” for applicable deadlines.

Report of the Audit Committee of the Board of Directors

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2006, which include our consolidated balance sheets as of December 31, 2006 and 2005, and the consolidated statements of operations, stockholders’ equity and cash flows for each year in the periods ended December 31, 2006, 2005 and 2004, and the related notes.

The Audit Committee reviews our consolidated financial statements, corporate accounting and financial reporting process and internal controls on behalf of the Board of Directors. All of the members of the Audit Committee are independent under the current requirements of the Nasdaq listing standards and SEC rules and regulations. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities with respect to our corporate accounting and financial reporting process, the Audit Committee regularly reviews and discusses the financial statements with management, including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also regularly meets with our independent auditors who have unrestricted access to the Audit Committee. During the fiscal year ended December 31, 2006, the Audit Committee actively participated in overseeing our efforts in maintaining and testing internal controls over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with which our independent auditors issued an unqualified opinion in March 2007.

The Audit Committee determines the engagement and compensation of the independent auditors, evaluates the performance of and assesses the qualifications of the independent auditors, reviews and pre-approves the retention of the independent auditors to perform any proposed permissible non-audit services and monitors the rotation of partners of the independent auditors on our engagement team. The Audit Committee reviewed and discussed with Ernst & Young LLP, our independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T (Communication with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from us and our management and the Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and considered the compatibility of any non-audit services with the independence of Ernst & Young LLP.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control and the overall quality of our financial reporting. During the last fiscal year, the Audit Committee met with the independent auditors four times without management present in connection with the foregoing matters.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 1, 2007.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

Audit Committee

Thomas F. Madison, Chairman
Perry W. Steiner
J. Paul Thorin

Proposal 2

APPROVAL OF THE DIGITAL RIVER, INC. 2007 EQUITY INCENTIVE PLAN

On April 4, 2007, the Board of Directors unanimously approved and adopted the Digital River, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), authorized 2,000,000 shares of our common stock for issuance under the 2007 Plan and directed that the 2007 Plan be submitted to our stockholders for approval. The 2007 Plan will become effective when it is approved by the stockholders. The purposes of the 2007 Plan are to support our ongoing efforts to attract, retain and develop exceptional talent and to enable us to provide incentives directly linked to our short-term and long-term objectives and to increases in stockholder value. In addition, under the 2007 Plan, we will have the ability to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code, thereby preserving our ability to receive federal income tax deductions for the awards.

The 2007 Plan will be in addition to the Digital River, Inc. 1998 Equity Incentive Plan (the “1998 Plan”). The 1998 Plan was initially adopted by our stockholders in 1998 and amended and restated in 2005, which amendment was adopted by our stockholders in 2005. The 1998 Plan provides for the award of stock options and stock-based awards to our elected officers, outside directors, and employees. As set forth under “Equity Compensation Plan Information” on page 32, at December 31, 2006, 1,540,200 shares of our common stock remained available for future issuance under the 1998 Plan. As of March 31, 2007, after taking into account awards made in 2007, as well as the expiration, termination or forfeiture of existing awards, 851,594 shares were available for issuance under the 1998 Plan. As of March 31, 2007, there were 3,268,664 shares subject to issuance upon exercise of outstanding options under the 1998 Plan, at a weighted average exercise price of $26.55, and with a weighted average remaining life of 7.1 years. The 1998 Plan will terminate on June 8, 2008 and all options or awards originally granted under the 1998 Plan shall continue to be governed by the terms and conditions of the 1998 Plan, except that to the extent that any options or other stock award expires or terminates before the stock underlying the award has been issued under the 1998, the shares otherwise set aside of those awards shall become available for issuance under the 2007 Plan such that more than 2,000,000 shares could ultimately be issued under the 2007 Plan.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2007 Plan. Abstentions will be counted toward the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
a Vote in Favor of Proposal 2

The description of the 2007 Plan below is qualified in its entirety by reference to the provisions of the 2007 Plan itself, which is attached as Appendix A to these proxy materials.

As of April 2, 2007 the fair market value per share of our common stock was $55.31.

Purpose of the 2007 Plan

The purpose of the 2007 Plan is to provide a means by which eligible participants may be given the opportunity to benefit from increases in value of our common stock, to secure and retain the services of eligible participants, to provide incentives for eligible participants to exert maximum efforts for our success, and to align the interests of eligible participants with the interests of our stockholders.

2007 Plan Basics

Eligible participants:	All of our employees, directors and consultants and those of our subsidiaries. As of April 1, 2007 approximately 1,070 persons were eligible for stock awards under the 2007 Plan.

Types of awards:	Incentive stock options Nonstatutory stock options
Restricted stock awards
Restricted stock unit awards
Performance shares

Share reserve:	Subject to capitalization adjustments, 2,000,000 shares of our common stock are reserved under the 2007 Plan. In addition, shares not issued under the 1998 Plan shall become available for issuance under the 2007 Plan to the extent a stock option or other stock award under the 1998 Plan expires or terminates before shares of common stock are issued under the award.

Limitations:	For any two shares of our common stock issued in connection with a full value award that does not provide for full payment in cash or property by the participant, three fewer shares will be available for issuance in connection with future awards.

No more than 400,000 shares of our common stock subject to stock awards may be granted to an eligible participant in any calendar year.

Capitalization adjustments:	Share reserve, limitations, purchase price and number of shares subject to outstanding stock awards will be adjusted in the event of a stock split, reverse stock split, stock dividend, merger, consolidation, reorganization, recapitalization, or similar transaction.

Repricing:	Not permitted without stockholder approval.

Stock Options

Term:	Not more than 10 years from the date of grant.

Exercise price:	Not less than 100% of fair market value on the date of grant.

Consideration:	Cash Net exercise
Delivery of our common stock
Any other form of legal consideration

Transferability:	Nontransferable; except upon death or divorce (nonstatutory stock options only).

Vesting:	To be determined by the Board at the time of grant.

Termination of service:	7 days following termination for cause 90 days following termination without cause Additional time if termination due to death or disability

Restricted Stock Awards; Restricted Stock Unit Awards; and Performance Shares

Purchase price:	Determined by Board at the time of grant; may be zero.

Consideration:	Determined by Board at the time of grant; may be in any form permissible under applicable law.

Vesting:	Determined by Board at time of grant; may be based on achievement of performance objectives; provided that if the vesting schedule is a time-based vesting schedule, such shares shall vest not earlier than the first anniversary of the date of grant.

Performance objectives:	Total shareholder return Earnings per share Stock price Return on equity Net earnings Related return ratios Cash flow
Net earnings growth
Return on assets
Revenues
Expenses
Funds from operations
Funds from operations per share
Earnings before interest, taxes, depreciation, and amortization

Payment:	Payable only in shares of our common stock.

Termination of service:	Unvested portion of the stock award is forfeited.

Dividend equivalents:	Dividend equivalents may be credited in respect of shares of common stock equivalents underlying restricted stock unit awards and performance shares.

Transferability:	Stock awards are transferable as provided in the stock award agreement.

Deferral of award payment:	Board may establish one or more programs to permit selected participants to elect to defer receipt of consideration upon exercise of a stock award, the satisfaction of performance objectives, or other events which would entitle the participant to payment, receipt of our common stock or other consideration.

Additional 2007 Plan Terms

Administration.  The 2007 Plan will be administered by the Compensation Committee, which will have the power to interpret the plan and to adopt such rules and guidelines for carrying out the plan as it may deem appropriate. The Compensation Committee will have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which we or one of our subsidiaries may operate to assure the viability of the benefits of awards made to individuals employed in such countries and to meet the objectives of the 2007 Plan. Subject to the terms of the 2007 Plan, the Compensation Committee will have the authority to determine those individuals eligible to receive awards and the amount, type and terms of each award and to establish and administer any performance goals applicable to such awards.

Stock options granted under the 2007 Plan will qualify as “performance-based compensation” under Section 162(m). Other stock awards may, but need not, include performance objectives that satisfy the requirements of Section 162(m). To the extent that stock awards (other than stock options) are intended to qualify as “performance-based compensation” under Section 162(m), the performance objectives will be one of the objectives listed as performance objectives in the preceding section of this plan summary. The Compensation Committee will determine which performance objectives shall apply to specific stock awards.

Tax withholding.  Tax withholding obligations may be satisfied by the eligible participant by (i) tendering a cash payment; (ii) authorizing us to withhold shares of our common stock from the shares otherwise issuable as a result of the exercise or acquisition of common stock under the Stock Award; or (iii) delivering to us owned and unencumbered shares of common stock.

Corporate Transactions; Securities Acquisition.  In the event of a corporate transaction, the surviving corporation may assume, continue or substitute outstanding stock awards. To the extent that the stock awards are not assumed, continued or substituted, the vesting (and exercisability if applicable) of the stock awards held by eligible participants who are in continuous service with Digital River prior to the effective time of the corporate transaction shall be accelerated and, if applicable, terminated at the effective time of the corporate transaction if not exercised prior to the effective time. In the event of certain securities acquisitions involving more than 50% of our outstanding securities, the vesting (and exercisability if applicable) of all outstanding stock awards shall be accelerated. The acceleration of the vesting of stock awards in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Digital River.

Amendment; Termination.  The Board may amend the 2007 Plan at any time, provided, that the amendment does not impair the rights of any eligible participant with respect to any outstanding award. Some amendments may require stockholder approval. The Board may suspend or terminate the 2007 Plan at any time. No stock awards will be granted under the 2007 Plan after it is suspended or terminated. Unless sooner terminated by the Board, the 2007 Plan will terminate on April 4, 2017.

Federal Income Tax Consequences

The following is only a brief summary of the effect of U.S. federal income taxation on us and the 2007 Plan participants. This summary does not discuss the income tax laws of any other jurisdiction (such as municipality or state) in which the recipient of the award may reside. For purposes of this discussion “Code” is the Internal Revenue Code of 1986, as amended.

Incentive Stock Options.  No tax will be payable by us or the participant at the time of grant or exercise of an incentive stock option that satisfies the requirements of Code Section 422. The participant will recognize long term capital gain or loss on the sale or exchange of the shares acquired upon the exercise of the incentive stock option if the participant sells or exchanges the shares at least two years after the date grant and more than one year after the date of exercise. If the participant sells or exchanges the shares earlier than the expiration of these two holding periods, then the participant will recognize ordinary income equal to the lesser of the difference between the exercise price of the option and the fair market value of the shares on the date of exercise or the difference between the sales price and the exercise price. Any additional gain on the sale of the shares will be capital gain. We will be entitled to deduct the amount, if any, that the participant recognizes as ordinary income, subject to certain reporting requirements.

Nonstatutory Stock Options.  No tax will be payable by us or the participant at the time of grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the excess, if any, of the fair market value of the shares with respect to which the award is exercised over the exercise price of the award will be treated for Federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of the shares will be treated as a capital gain or loss. We will be entitled to deduct the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the exercise price.

Restricted Stock.  Generally, no taxes are due when the restricted stock award is initially granted and we will not take a deduction at that time. The fair market value of the shares subject to the award is taxable as ordinary income when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid by the participant on the value of the shares at ordinary rates when the restrictions lapse and we will be entitled to a corresponding deduction. Any profit or loss realized on the sale or exchange of the shares will be treated as a capital gain or loss.

Restricted Stock Units and Performance Shares.  Generally, no taxes are due when the restricted stock units or performance shares are initially granted and we will take a deduction at that time. The fair market value of the shares subject to the award is taxable to the participant when the shares are paid to the participant subject to the design limitations and requirements of Code Section 409A. We will be entitled to deduct the amount, if any, that the participant recognizes as ordinary income.

Section 162(m).  Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. As described above, stock options granted under the 2007 Plan qualify as “performance-based compensation” under Section 162(m). Other stock awards will qualify as “performance-based compensation” if the grant of the stock award or the vesting of the stock award is subject to one or more performance objectives that satisfy the requirements of Section 162(m).

Deferred Compensation.  Subject to further guidance from the Internal Revenue Service, restricted stock unit awards and performance shares that may be deferred beyond the vesting date are deferred compensation and subject to the design limitations and requirements of Code Section 409A. If the limitations and requirements of Code Section 409A are violated, deferred amounts will be subject to tax at ordinary income rates immediately upon such violation and affected participants will be subject to penalties equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the under-payment of tax that would have occurred had the deferred compensation been included in gross income in the taxable year in which it was first deferred.

OTHER EQUITY PLANS

1998 EQUITY INCENTIVE PLAN

The terms and conditions of the 1998 Plan are substantially similar to the terms and conditions of the 2007 Plan. For additional information related to the 1998 Plan, please see the introduction to this Proposal 2 on page 10 of this Proxy Statement.

INDUCEMENT EQUITY INCENTIVE PLAN

In December 2005, in connection with the acquisition of DR globalTech, Inc. (f/k/a Commerce5, Inc.), we adopted an Inducement Equity Incentive Plan (the “Inducement Plan”) for DR globalTech, Inc. executives who joined us as a result of the acquisition. A total of 87,500 restricted shares of our common stock were reserved for grants under the Inducement Plan. The terms and conditions of the Inducement Plan are substantially similar to the terms and conditions of the 2007 Plan. As set forth under “Equity Compensation Plan Information” on page 32, at December 31, 2006, no shares of our common stock remained available for future issuance under the Inducement Plan.

2000 EMPLOYEE STOCK PURCHASE PLAN

In March 2000, the Board adopted our 2000 Employee Stock Purchase Plan (the “Purchase Plan”) to provide a means by which our employees (and employees of any of our parent or subsidiaries designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase our common stock through payroll deductions. All of our employees, including officers, who are regularly scheduled to work at least 20 hours per week and at least 5 months per year are eligible to participate in the Purchase Plan. The rights to purchase our common stock that are granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. The Purchase Plan is administered by the Board and the Compensation Committee and is implemented by offerings of rights to purchase common stock from time to time to all eligible employees. The Purchase Plan permits offerings up to 27 months in duration. However, currently each offering under the Purchase Plan is six months in duration. Employees who participate in an offering under the Purchase Plan have the right to purchase up to the number of shares of common stock equal to a percentage designated by the Board (currently, up to 10%) of an employee’s earnings withheld pursuant to the Purchase Plan and applied, on specified dates determined by the Board, to the purchase of shares of our common stock. The purchase price per share at which shares of common stock are sold in each offering under the Purchase Plan equals the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering or (ii) 85% of the fair market value of a share of common stock on the last day of the offering or the purchase date. The Board has amended the Purchase Plan from time to time to increase the number of shares reserved for issuance under the Purchase Plan, which amendments were approved by our stockholders, most recently at our 2003 annual meeting. Currently, there are 556,853 shares reserved for issuance under the Purchase Plan.

Proposal 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since June 13, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
a Vote in Favor of Proposal 3

Audit Fees

During the last two fiscal years ended December 31, 2006 and 2005, respectively, the aggregate fees billed by Ernst & Young LLP for the professional services rendered for the audit of our annual financial statements and for the review of the financial statements included in our Forms 10-Q were approximately $1,457,000 and $875,000, respectively.

Audit-Related Fees

“Audit-related” fees are billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements, and are not reported under “Audit Fees.” These services include professional services requested by us in connection with review of SEC filings, merger and acquisition due diligence, employee benefit plan audits and attest services pursuant to Statement on Auditing Standard (SAS) No. 70. The aggregate audit-related fees billed by Ernst & Young LLP were approximately $395,000 and $148,000 for the fiscal years ended December 31, 2006 and 2005, respectively.

Tax Fees

Tax fees are billed for professional services for tax compliance, tax advice and tax planning. These services include assistance with tax return preparation and review, federal, state and international tax compliance, strategic tax planning services, including in connection with our international subsidiaries, and structuring of acquisitions. The aggregate fees billed by Ernst & Young LLP for these services were approximately $75,000 and $526,000 for the fiscal years ended December 31, 2006 and 2005, respectively.

All Other Fees

During the last two fiscal years ended December 31, 2006 and 2005, respectively, there were no fees billed by Ernst & Young LLP for professional services other than those described above.

Pre-Approval Policies And Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by our independent auditors. The Audit Committee meets with our independent auditors to pre-approve the annual scope of accounting services to be performed, including all audit and non-audit services, and the related fee estimates. Pre-approval is detailed as to the particular service or category of services to be provided and is generally subject to a specific budget. The Audit Committee also meets with our independent auditors, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. As appropriate, management and our independent auditors update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved.

Under its charter, the Audit Committee has the authority and responsibility to review and approve the retention of our outside auditors to perform any proposed permissible non-audit services. The Audit Committee may delegate this authority to one or more Committee members, but any approvals of non-audit services made pursuant to this delegated authority must be presented to the full Committee at its next meeting. To date, the Audit Committee has not delegated its approval authority, and all audit and non-audit services provided by Ernst & Young LLP have been pre-approved by the Audit Committee in advance.

Auditors’ Independence

The Audit Committee has determined that the rendering of all the aforementioned services by Ernst & Young LLP were compatible with maintaining the auditors’ independence.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2007, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of its common stock.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership(1)	Percent

American Century Investment Management, Inc.	2,965,077	7.2%
4500 Main Street, 9th Floor Kansas City, Missouri 64111
Goldman Sachs Asset Management, L.P.	2,470,303	6.0%
30 Hudson Street Jersey City, New Jersey 07302
MSD Capital, L.P.(2)	2,500,510	6.0%
645 Fifth Avenue, 21st Floor New York, New York 10022
J&W Seligman & Co. Incorporated	2,299,700	5.6%
100 Park Avenue New York, NY 10017
T. Rowe Price Associates, Inc.	1,657,950	4.0%
100 E. Pratt Street Baltimore, Maryland 21202
Joel A. Ronning(3)	1,523,639	3.7%
Thomas M. Donnelly(4)	101,290	*
William J. Lansing(5)	108,949	*
Thomas F. Madison(6)	75,344	*
Perry W. Steiner(7)	61,749	*
J. Paul Thorin(8)	115,249	*
Frederic M. Seegal(9)	63,249	*
All directors and executive officers as a group (7 persons)(10)	2,049,469	5.0%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o Digital River, Inc., 9625 West 76th Street, Eden Prairie, Minnesota 55344. Applicable percentages are based on 41,334,620 shares outstanding on April 1, 2007, adjusted as required by rules promulgated by the SEC.

(2)	As set forth in the Schedule 13G filed with the SEC by MSD Capital, L.P. (“MSD”), MSD is the record owner of $110,180,000 aggregate principal amount of our 1.25% Convertible Senior Notes due January 1, 2024, which under the terms of the indenture are currently convertible into 2,500,510 shares of our common stock.

(3)	Includes 25,000 shares of restricted stock subject to our right of repurchase and 796,532 shares issuable upon exercise of options exercisable within 60 days of April 1, 2007.

(4)	Includes 27,500 shares of restricted stock subject to our right of repurchase and 72,187 shares issuable upon exercise of options exercisable within 60 days of April 1, 2007.

(5)	Includes 10,000 shares of restricted stock subject to our right of repurchase and 88,749 shares issuable upon exercise of options exercisable within 60 days of April 1, 2007.

(6)	Includes 15,166 shares of restricted stock subject to our right of repurchase and 50,312 shares issuable upon exercise of options exercisable within 60 days of April 1, 2007.

(7)	Includes 9,666 shares of restricted stock subject to our right of repurchase and 50,249 shares issuable upon exercise of options exercisable within 60 days of April 1, 2007.

(8)	Includes 9,666 shares of restricted stock subject to our right of repurchase and 93,749 shares issuable upon exercise of options exercisable within 60 days of April 1, 2007.

(9)	Includes 10,000 shares of restricted stock subject to our right of repurchase and 51,249 shares issuable upon exercise of options exercisable within 60 days of April 1, 2007.

(10)	See footnotes number 3 through 9 above. Includes 106,998 shares of restricted stock subject to our right of repurchase and 1,203,027 shares issuable upon exercise of options exercisable within 60 days of April 1, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF DIRECTORS

Compensation of Directors

Retainer and Meeting Fees

Directors who are our employees do not receive any additional compensation for their services as directors. During fiscal year 2006, non-employee directors received an annual retainer of $15,000, which is paid quarterly, and cash compensation of $2,500 for each regular board meeting they attended in person, which compensation decreased to $1,000 if the meeting was attended telephonically. In February 2007, the full Board reviewed the non-employee directors’ cash compensation and left it unchanged for fiscal year 2007.

In addition to the retainer and meeting fees, non-employee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings.

Equity Compensation

In 2006, each non-employee director received an annual restricted stock grant of 5,000 shares of our common stock, which vests annually, one-third per year, over a three-year period. The grant of the restricted stock award and the vesting schedule are designed to further align the directors’ interests with the interests of our stockholders and to provide the directors with an incentive to maximize long-term stockholder value.

In addition to the restricted stock grants, which were made to all non-employee directors, the chairmen of the Compensation, Nominating and Corporate Governance and Finance Committees each received an additional annual restricted stock grant of 1,000 shares; the chairman of the Audit Committee received an additional annual restricted stock grant of 2,000 shares; and members of the Audit Committee (other than the chairman) and the Board’s Lead Director each received an annual restricted stock grant of 500 shares. All of these restricted stock grants vest annually, one-third per year, over a three-year period.

In February 2007, the Board approved modifications to the equity component to the compensation program for our non-employee directors. Each non-employee director will continue to receive an annual restricted stock grant of 5,000 shares of our common stock, which will vest annually, one-third per year, over a three-year period. In addition to the annual restricted stock grants, the chairmen of the Compensation, Nominating and Corporate Governance and Finance Committees will each receive an additional annual restricted stock grant of 1,000 shares; the chairman of the Audit Committee will receive an additional annual restricted stock grant of 2,000 shares; and members of the Audit Committee (other than the chairman) and the Board’s Lead Director will each receive an annual restricted stock grant of 1,000 shares (compared to the prior grant of 500 shares). All of these restricted stock grants will vest annually, one-third per year, over a three-year period.

The Board of Directors will annually evaluate and consider whether to maintain or modify the compensation program for the non-employee directors.

The following table shows compensation information for our non-employee directors for fiscal year 2006.

Director Compensation
For Fiscal Year 2006

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
		Stock	Option	Incentive Plan	Deferred	All Other
	Fees Earned or	Awards	Awards	Compensation	Compensation	Compensation
Name	Paid in Cash ($)	($)(1)	($)(2)	($)	Earnings ($)	($)(1)	Total ($)

William J. Lansing(3)	$25,000	$62,355	$291,810	$—	$—	$—	$379,165
Thomas F. Madison(4)	$25,000	$88,372	$376,341	$—	$—	$—	$489,713
Frederic M. Seegal(5)	$25,000	$62,355	$290,905	$—	$—	$—	$378,260
Perry W. Steiner(6)	$25,000	$57,194	$274,987	$—	$—	$—	$357,181
J. Paul Thorin(7)	$25,000	$57,194	$275,883	$—	$—	$—	$358,077

(1)	This column is the dollar amount recognized for financial statement reporting purposes for 2006 for the fair value of restricted stock granted in 2006, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Prior to 2006 there were no restricted stock grants. For restricted stock, the fair value is calculated using the closing price of Digital River stock on the date of grant.

(2)	This column is the dollar amount recognized for financial statement reporting purposes for 2006 for the fair value of stock options granted in 2006 and in prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions for the grants, refer to note 6, Stock-Based Compensation, in the Digital River, Inc. financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

(3)	Reflects the compensation costs recognized by Digital River in 2006 for stock award and stock option grants with the following fair values as of the grant date: (a) $210,660 for a stock award grant for 6,000 shares made on February 10, 2006; (b) $248,914 for a stock option grant to purchase 27,500 shares made on February 13, 2003 at an exercise price of $10.50 per share; (c) $423,668 for a stock option grant to purchase 25,000 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $422,350 for a stock option grant to purchase 25,000 shares made on February 10, 2005 at an exercise price of $30.69 per share. Mr. Lansing has 6,000 stock awards and 150,000 options outstanding at the end of 2006.

(4)	Reflects the compensation costs recognized by Digital River in 2006 for stock award and stock option grants with the following fair values as of the grant date: (a) $298,435 for a stock award grant for 8,500 shares made on February 10, 2006; (b) $248,914 for a stock option grant to purchase 25,000 shares made on February 13, 2003 at an exercise price of $10.50 per share; (c) $466,045 for a stock option grant to purchase 27,500 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $633,525 for a stock option grant to purchase 37,500 shares made on February 10, 2005 at an exercise price of $30.69 per share. Mr. Madison has 8,500 stock awards and 67,188 options outstanding at the end of 2006.

(5)	Reflects the compensation costs recognized by Digital River in 2006 for stock award and stock option grants with the following fair values as of the grant date: (a) $210,660 for a stock award grant for 6,000 shares made on February 10, 2006; (b) $226,285 for a stock option grant to purchase 25,000 shares made on February 13, 2003 at an exercise price of $10.50 per share; (c) $423,678 for a stock option grant to purchase 25,000 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $422,350 for a stock option grant to purchase 25,000 shares made on February 10, 2005 at an exercise price of $30.69 per share. Mr. Seegal has 6,000 stock awards and 75,000 options outstanding at the end of 2006.

(6)	Reflects the compensation costs recognized by Digital River in 2006 for stock award and stock option grants with the following fair values as of the grant date: (a) $193,105 for a stock award grant for 5,500 shares made on February 10, 2006; (b) $181,028 for a stock option grant to purchase 20,000 shares made on February 13, 2003 at an exercise price of $10.50 per share; (c) $381,310 for a stock option grant to purchase 22,500 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $422,350 for a stock option grant to purchase 25,000 shares made on February 10, 2005 at an exercise price of $30.69 per share. Mr. Steiner has 5,500 stock awards and 64,000 options outstanding at the end of 2006.

(7)	Reflects the compensation costs recognized by Digital River in 2006 for stock award and stock option grants with the following fair values as of the grant date: (a) $193,105 for a stock award grant for 5,500 shares made on February 10, 2006; (b) $203,657 for a stock option grant to purchase 22,500 shares made on February 13, 2003 at an exercise price of $10.50 per share; (c) $381,310 for a stock option grant to purchase 22,500 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $422,350 for a stock option grant to purchase 25,000 shares made on February 10, 2005 at an exercise price of $30.69 per share. Mr. Thorin has 5,500 stock awards and 107,500 options outstanding at the end of 2006.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

The Compensation Committee bases its executive compensation programs on the same objectives that guide us in establishing all of our compensation programs:

•	Compensation should be based on the level of job responsibility, individual performance and company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to company performance and shareholder returns, because they are more able to affect our business results.

•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the compensation programs of other employers who compete with us for talent.

•	Compensation should reward performance. Our programs should deliver top-tier compensation given top-tier individual and company performance. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in company performance, the programs should continue to ensure that successful, high-achieving employees will remain motivated and committed to us.

•	Compensation should foster the long-term focus required for success in the e-commerce industry. While all employees receive a mix of both annual and long-term incentives, employees at higher levels have an increasing proportion of their compensation tied to long-term performance because they are in a position to have greater influence on long-term results.

The above policies guide the Compensation Committee in assessing the proper allocation between long-term compensation, current cash compensation and short-term bonus compensation.

In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Compensation Committee takes into consideration a number of factors related to our performance, such as our revenue growth, earnings per share and profitability as well as competitive practices among our peer group.

Our executive compensation program is overseen and administered by the Compensation Committee, which is comprised entirely of independent directors as determined in accordance with various Nasdaq, Securities and Exchange Commission and Internal Revenue Code rules. The Compensation Committee operates under a written charter adopted by our Board. A copy of the charter is available at http://www.digitalriver.com.

The Compensation Committee has the authority to engage its own independent advisors to assist it in carrying out its responsibility. In fiscal year 2006, a representative of Towers Perrin was interviewed and selected by the Compensation Committee to be the independent compensation consultant to the Compensation Committee. The independent compensation consultant advises the Compensation Committee on all of the principal aspects of executive compensation, including base salaries and annual and long-term incentives. The independent compensation consultant reports to the Compensation Committee rather than to management, although the consultant may meet with management from time-to-time for purposes of gathering information on proposals that management may make to the Compensation Committee. The Compensation Committee is free to replace the independent compensation consultant or hire additional consultants at any time. The independent compensation consultant does not provide any other services to us and receives compensation only with respect to the services provided to the Compensation Committee.

The Compensation Committee on occasion meets with our chief executive officer, Mr. Ronning, and/or other executives to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. Management makes recommendations to the

Compensation Committee on the base salary, annual incentive targets and equity compensation for the executive team and other employees. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation.

Mr. Ronning attends some of the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management or non-independent directors. The Compensation Committee discusses Mr. Ronning’s compensation package with him, but makes decisions with respect to Mr. Ronning’s compensation without him present. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers. The Compensation Committee has authorized Mr. Ronning to make salary adjustments and short-term incentive (bonus) decisions for all employees other than the named executive officers.

Elements of Compensation

There are three major elements that comprise our compensation program: (i) base salary; (ii) annual incentive opportunities; and (iii) long-term incentives, such as equity awards. We have selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and annual incentive targets are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

The Compensation Committee reviews the compensation program on an annual basis, including each of the above elements, which are reviewed from time to time to ensure that benefit levels remain competitive but are not included in the annual determination of an executive’s compensation package. In setting compensation levels for a particular executive, the Compensation Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past and expected future contributions to our business. With the exception of Messrs. Ronning and Donnelly, we do not have an employment or severance agreement with our executive officers. The agreements for each of Messrs. Ronning and Donnelly are discussed below under the section entitled “Employment and Change of Control Agreements.”

Base Salary

Base salary is the fixed portion of executive compensation targeted at the median level for technology companies with similar characteristics such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Compensation Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Compensation Committee reviews with our chief executive officer an annual salary plan for our executive officers (other than our chief executive officer). The salary plan is modified as deemed appropriate and approved by the Compensation Committee. The annual salary plan is developed by our chief executive officer based on publicly available competitive compensation information on organizations with similar characteristics, such as size, scope of operations, revenue growth and business focus, and on performance judgments as to the past and expected future contributions of the individual executives. Additional factors include levels of responsibility, breadth of knowledge and expertise and prior experience. The Compensation Committee reviews and establishes the base salary of the chief executive officer based on similar competitive compensation data and the Compensation Committee’s assessment of his past performance and its expectation as to his future contributions in directing our long-term success.

As part of its review, the Compensation Committee from time-to-time examines the compensation practices of companies within the technology and software and services industries.

Data on the compensation practices of companies in the above-mentioned industries generally is gathered through searches of publicly available information, including publicly available databases. Publicly available information does not typically include information regarding target cash compensation, so we rely upon one or two compensation surveys (prepared by Radford and by Towers Perrin) to benchmark target cash compensation levels against the above peer group. Peer group data is gathered with respect to base salary, annual incentive targets, equity awards (including stock options, performance shares, restricted stock), and long-term, cash-based awards.

For fiscal year 2007, the Compensation Committee increased the base salaries of each of the named executive officers identified in the Summary Compensation Table. Based upon the compensation surveys reviewed, the Compensation Committee determined that the increases were appropriate to achieve the desired market positioning for each named executive officer.

Annual Incentive Opportunities

The variable portion of executive compensation is paid pursuant to annual bonus arrangements agreed to by the Compensation Committee and the executive at or near the beginning of the fiscal year. The Compensation Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. The bonus payable to our chief executive officer and chief financial officer was a discretionary award based on our overall performance during fiscal year 2006.

Bonuses paid to our named executive officers under the bonus arrangements for fiscal year 2006 were:

		Percentage of Salary
Named Executive Officer	Amount	Earned in Fiscal Year 2006

Joel A. Ronning	$1,250,000	500%
Thomas M. Donnelly	$250,000	100%

In February 2007, the Compensation Committee determined that bonuses should continue to be based upon optimizing revenues while maintaining prudent management of gross margins and operating expenses. The Compensation Committee believes these goals are the strongest drivers of our long-term value. Accordingly, the Compensation Committee is in the process of evaluating performance goals for fiscal year 2007.

Long-Term Incentive Compensation

Long-term equity incentives are provided through grants of stock options and restricted stock to executive officers and other employees pursuant to the terms and conditions of our stockholder-approved 1998 Plan. The stock component of compensation is intended to retain and motivate employees to grow long-term stockholder value. Initial grants of stock options are generally made to eligible employees upon commencement of employment. Following the initial hire, additional equity incentive grants may be made to participants pursuant to a periodic grant program or following a significant change in job responsibilities, scope or title. Stock options under the 1998 Plan generally vest over a four-year period and expire ten years from the date of grant. Stock options are granted at fair market value and have value only if our stock price increases. The Compensation Committee believes this element of the total compensation program directly links the executive’s interests with those of our stockholders and our long-term performance.

The Compensation Committee establishes the number of shares subject to, and terms of, options and restricted stock awards granted under the 1998 Plan to the executive officers. The Compensation Committee encourages executives to build an ownership investment in our common stock. Outstanding performance by an individual executive officer is recognized through larger equity grants.

As an integral component of its long-term strategic planning process, the Compensation Committee evaluates a number of factors impacting its employee compensation philosophy, including our stage of growth, competitive environment, business complexity and market opportunity. One of the key conclusions from this analysis is that Digital River continues to operate in a high-growth environment that is subject to rapid change, complexity and a multitude of business risks. To continue our record of success in this challenging environment, we believe that our compensation practices must remain competitive with practices of peer group companies with similar growth rates and long-term opportunities.

Equity-based incentives are granted to our executive officers under the stockholder-approved 1998 Plan. The Compensation Committee has granted equity awards at its scheduled meetings or by unanimous written consent. Grants approved during scheduled meetings become effective and are priced as of the date of approval. Grants to new hires are approved by the Compensation Committee on the first trading day after the month of hire and are priced as of the date of approval. Under the 1998 Plan, all stock option grants have a per share exercise price equal to the fair market value of our common stock on the grant date. The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material non-public information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material non-public information based on equity award grant dates. Equity compensation awards typically vest over a four- or five-year period.

The Compensation Committee believes that our ability to attract, retain and motivate key executives is critical to achieving strategic goals, which in turn helps build long-term value creation. The number of options and restricted stock awards the Compensation Committee grants to each officer and the vesting schedule for each grant is determined based on a variety of factors, including market data collected regarding the equity grant ranges for peer companies as well as the performance rating each executive is given by Mr. Ronning. Mr. Ronning assigns a performance rating to each member of the executive team that reports to him based on a number of factors, including the individual’s accomplishments during the prior fiscal year and over the course of his or her service with us and how effectively the individual reflects our values.

In February 2007, the Compensation Committee approved a grant of 100,000 options and 25,000 restricted shares to Mr. Ronning. In February 2007, the Compensation Committee approved a grant of 80,000 options and 20,000 restricted shares to Mr. Donnelly. These grants were made based upon a review of equity grants to similarly situated executives in peer companies.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all of our employees are eligible to receive matching contributions that are subject to vesting over time. The matching contribution for the 401(k) Plan year 2006 was $0.50 for each dollar of each participant’s pretax contributions. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than the 401(k) Plan.

We also offer a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance, employee assistance and certain other benefits. Many employees also are eligible for variable pay under sales incentive plans, profit sharing programs and/or the incentive arrangements described above.

The 401(k) Plan and other generally available benefit programs allow us to remain competitive for employee talent, and we believe that the availability of the benefit programs generally enhances employee productivity and loyalty. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals and enhanced health and productivity. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

On an annual basis, we benchmark our overall benefits programs, including our 401(k) Plan, against our peers, using survey data.

In connection with his employment arrangements, Mr. Ronning is entitled to a car allowance and life insurance benefits. In 2006, we paid $16,785 in car allowances and $11,150 in life insurance premiums on behalf of Mr. Ronning.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the directors to more closely align the interests of our directors with those of our stockholders. The guidelines provide that non-employee directors should maintain an investment in Digital River common stock equal to at least $200,000. This investment level should be achieved within a specified period or, in any event, no later than four years after their initial election as a director.

The Board has not adopted stock ownership guidelines for its named executive officers but intends to consider establishing such guidelines from time-to-time.

Compensation of Chief Executive Officer

The compensation of Mr. Ronning, our chief executive officer, consists of all three of the above-described components. The Compensation Committee believes that the compensation awarded to Mr. Ronning should reflect our overall performance and, accordingly, for the year ended December 31, 2006, the Compensation Committee used a number of factors and criteria to determine Mr. Ronning’s compensation, including our ability to maintain revenue growth, penetrate new markets, complete strategic acquisitions and manage operating expenses.

The Compensation Committee did not increase Mr. Ronning’s base salary of $250,000 in 2006 from the prior year. This reflected the Compensation Committee’s belief that Mr. Ronning’s base salary is at a competitive level for similar technology companies. However, based upon our overall performance in 2006 as well as Mr. Ronning’s leadership of our management team throughout the year, a bonus of $1,250,000 was paid to Mr. Ronning.

The Compensation Committee reviewed market data for similar technology companies to determine whether to grant Mr. Ronning equity incentives. Based on Mr. Ronning’s performance, the Compensation Committee determined to grant him an option to acquire 200,000 shares of our common stock. The Compensation Committee believes that Mr. Ronning’s compensation is comparable to that received by the chief executive officers of similar technology companies.

Employment and Change of Control Agreements

Joel A. Ronning

Effective as of February 28, 2007, we entered into an employment agreement with Joel A. Ronning, our chief executive officer, which superseded his prior employment agreement. The term of the employment agreement is two years with automatic one-year renewals if the agreement is not terminated prior to the end of the initial two year period (the “Expiration Date”) (as extended in connection with any renewed term). Mr. Ronning’s compensation pursuant to the employment agreement consists of a base salary of $250,000, which was increased on February 28, 2007, to $450,000. In 2006, Mr. Ronning’s compensation also included a cash bonus of $1,250,000 based on his and our performance, which was paid in early 2007. In addition, in February 2007, Mr. Ronning was granted stock options to purchase an aggregate of 100,000 shares of our common stock and 25,000 shares of restricted stock as part of his total compensation package. Future annual bonuses will be determined at the discretion of the Compensation Committee and approved by the Board. The Compensation Committee may grant stock options, restricted stock, stock appreciation rights, or other equity incentives (“Equity Incentives”) to Mr. Ronning in the future.

In the event of Mr. Ronning’s termination by Digital River for any reason except upon his retirement, death or disability or for cause, and including, without limitation, our failure to renew his employment agreement, or upon Mr. Ronning’s voluntary termination following failure to reappoint Mr. Ronning as our chief executive officer, a material change in his function, duties or responsibilities without his consent that would cause Mr. Ronning’s position to become one of lesser responsibility, importance, or scope, relocation of Mr. Ronning’s principal place of employment by more than thirty miles, or a material breach of his employment agreement, or upon Mr. Ronning’s voluntary (as described above) or involuntary termination of employment following a change of control of Digital River, he will be entitled to termination payments equal to his base salary at the time of termination plus a weighted three-year average of his annual bonus amount, as well as a continuation of certain employee benefits for a period of 12 months. Mr. Ronning’s cash severance is paid in one lump sum payment at least six months following his termination of employment, in accordance with Section 409A of the Internal Revenue Code. In addition, any unvested Equity Incentives held by Mr. Ronning will immediately vest and become exercisable and any unexercised stock options will remain exercisable for 12 months following his termination of employment (unless sooner terminated in connection with a change of control transaction). In the event of a change of control, such payments and benefits may be reduced if any payment or benefit would be subject to the excise tax imposed by Sections 280G or 4999 of the Internal Revenue Code. Mr. Ronning also has agreed not to compete with Digital River in countries or territories where we conduct our business for a period of 12 months following his voluntary or involuntary termination as described above.

In the event of Mr. Ronning’s death, we will award to his beneficiaries a pro-rated bonus, in an amount equal the Board’s good faith estimate of the bonus Mr. Ronning would have earned in the year of his death; provided, however, that the good faith estimate of the bonus will be at least equal to the average of Mr. Ronning’s bonuses for the three most recent years. In the event that we terminate Mr. Ronning following his permanent disability, we will continue to provide him with term life insurance and medical insurance benefits for a period of one year. In addition, Mr. Ronning will be entitled to termination payments equal to his base salary at the time of termination plus a pro-rated bonus, in an amount equal to the Board’s good faith estimate of the bonus Mr. Ronning would have earned in the year of his death; provided, however, that the good faith estimate of the bonus will be at least equal to the average of Mr. Ronning’s bonuses for the three most recent years.

Thomas M. Donnelly

Effective as of February 28, 2007, we entered into a change of control and severance agreement with Thomas M. Donnelly, our chief financial officer. In the event of Mr. Donnelly’s termination by Digital River for any reason except upon his retirement, death or disability or for cause, or upon Mr. Donnelly’s voluntary termination following a material change in his function, duties or responsibilities without his consent that would cause Mr. Donnelly’s position to become one of lesser responsibility, importance, or scope, relocation of Mr. Donnelly’s principal place of employment by more than thirty miles, or a material breach of his change of control and severance agreement, or upon Mr. Donnelly’s voluntary (as described above) or involuntary termination of employment following a change of control of Digital River, he will be entitled to termination payments equal to his base salary at the time of termination, as well as a continuation of certain employee benefits for a period of 12 months. Mr. Donnelly’s cash severance is paid in one lump sum payment at least six months following his termination of employment, in accordance with Section 409A of the Internal Revenue Code. In addition, any unvested Equity Incentives held by Mr. Donnelly will immediately vest and become exercisable and any unexercised stock options will remain exercisable for 90 days following his termination of employment (unless sooner terminated in connection with a change of control transaction). In the event of a change of control, such payments and benefits may be reduced if any payment or benefit would be subject to the excise tax imposed by Sections 280G or 4999 of the Internal Revenue Code. Mr. Donnelly also has agreed not to compete with Digital River in countries or territories where we conduct our business for a period of 12 months following his voluntary or involuntary termination as described above.

In the event of Mr. Donnelly’s death, we will award to his beneficiaries a pro-rated bonus, in an amount equal the Board’s good faith estimate of the bonus Mr. Donnelly would have earned in the year of his death;

provided, however, that the good faith estimate of the bonus will be at least equal to the average of Mr. Donnelly’s bonuses for the three most recent years. In the event that we terminate Mr. Donnelly following his permanent disability, we will continue to provide him with term life insurance and medical insurance benefits for a period of one year. In addition, Mr. Donnelly will be entitled to termination payments equal to his base salary at the time of termination plus a pro-rated bonus, in an amount equal to the Board’s good faith estimate of the bonus Mr. Donnelly would have earned in the year of his death; provided, however, that the good faith estimate of the bonus will be at least equal to the average of Mr. Donnelly’s bonuses for the three most recent years.

See the table on page 32 of this Proxy Statement for more information related to Mr. Ronning’s and Mr. Donnelly’s severance benefits.

Accounting and Tax Considerations

In designing its compensation programs, we take into consideration the accounting and tax effect that each element of compensation will or may have on us and the executive officers and other employees as a group. We recognize a charge to earnings for financial accounting purposes when either stock options or restricted stock awards are granted.

Digital River is limited by Section 162(m) of the Code to a deduction for federal income tax purposes of up to $1,000,000 of compensation paid to certain named executive officers in a taxable year. Compensation above $1,000,000 may be deducted if it meets certain technical requirements to be classified as “performance-based compensation.” Although the Compensation Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forego deductibility when the Compensation Committee believes it to be in our best interests and the best interests of our stockholders.

The Compensation Committee believes that the compensation programs described above provide compensation that is competitive with comparable high growth technology companies, link executive and stockholder interests, and provide the basis for us to attract and retain qualified executives. The Compensation Committee will continue to monitor the relationship among executive compensation, our performance and stockholder value as a basis for determining our ongoing compensation policies and practices.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, the Compensation Committee was composed of three non-employee directors: Messrs. Lansing, Madison and Seegal. No current member of the Compensation Committee is or has ever been one of our officers or employees, or has had any relationship with us that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves, or in the past fiscal year has served, on the board of directors or as a member of a compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2006. Based on the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in our Proxy Statement for our 2007 Annual Meeting of stockholders.

This report is submitted by the Compensation Committee.

Compensation Committee

William J. Lansing, Chairman
Thomas F. Madison
Frederic M. Seegal

Summary of Compensation

The following table shows for the fiscal year ended December 31, 2006, compensation awarded or paid to, or earned by, our principal executive officer and principal financial officer (the “named executive officers”). We did not have any other executive officers in 2006.

Summary Compensation Table
								Non-Equity
				Stock		Option		Incentive Plan	All Other
		Salary	Bonus ($)	Awards ($)		Awards ($)		Compensation	Compensation		Total
Name and Principal Position	Year	($)	(1)	(2)		(3)		($)	($)		($)

Joel A. Ronning	2006	$250,000	$1,250,000	—		$2,187,447	(4)	—	$35,435	(5)	$3,722,882
Chief Executive Officer
Thomas M. Donnelly	2006	$250,000	$250,000	$77,944	(6)	$476,869	(7)	—	$7,500	(8)	$1,062,313
Chief Financial Officer

(1)	The amounts in this column are the 2006 discretionary bonuses paid in March 2007 based on the executive’s and Digital River’s performance in 2006.

(2)	This column is the dollar amount recognized for financial statement reporting purposes for 2006 for the fair value of restricted stock granted in 2006, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Prior to 2006 there were no restricted stock grants. For restricted stock, the fair value is calculated using the closing price of Digital River stock on the date of grant.

(3)	This column is the dollar amount recognized for financial statement reporting purposes for 2006 for the fair value of stock options granted in 2006 and in prior years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions for the stock option grants, refer to note 6, Stock-Based Compensation, in the Digital River, Inc. financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

(4)	Reflects the compensation costs recognized by Digital River in 2006 for stock option grants with the following fair values as of the grant date: (a) $2,487,400 for a stock option grant for 200,000 shares made on February 8, 2002 at an exercise price of $13.92 per share; (b) $1,810,280 for a stock option grant to purchase 200,000 shares made on February 13, 2003 at an exercise price of $10.50 per share; (c) $3,389,420 for a stock option grant to purchase 200,000 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $3,935,500 for a stock option grant to purchase 200,000 shares made on February 10, 2006 at an exercise price of $35.11 per share. Mr. Ronning has 1,542,082 options outstanding at the end of 2006.

(5)	This amount consists of (a) Digital River’s matching contribution of $7,500 under our tax qualified 401(k) Plan, (b) $16,785 in Company car expense, which we paid on Mr. Ronning’s behalf and (c) $11,150 in life insurance premiums.

(6)	Reflects the compensation costs recognized by Digital River in 2006 for stock award grants with the following fair values as of the grant date: $351,100 for a stock award grant for 10,000 shares made on February 10, 2006. Mr. Donnelly has 10,000 stock awards outstanding at the end of 2006.

(7)	Reflects the compensation costs recognized by Digital River in 2006 for stock option grants with the following fair values as of the grant date: (a) $844,700 for a stock option grant for 50,000 shares made on February 10, 2005 at an exercise price of $30.69 per share; (b) $592,925 for a stock option grant to purchase 50,000 shares made on May 10, 2005 at an exercise price of $25.23 per share; (c) $332,740 for a stock option grant to purchase 25,000 shares made on June 15, 2005 at an exercise price of $28.75 per share; and (d) $158,687 for a stock option grant to purchase 10,000 shares made on February 10, 2006 at an exercise price of $35.11 per share. Mr. Donnelly has 135,000 options outstanding at the end of 2006.

(8)	This amount is Digital River’s matching contribution of $7,500 under our tax qualified 401(k) Plan.

Grants Of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive officers during fiscal year 2006. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End Table on the following page.

Grants of Plan-Based Awards
For Fiscal Year 2006

			All Other
			Option Awards:
		All Other Stock	Number of	Exercise or
		Awards: Number	Securities	Base Price of	Grant Date Fair
		of Securities	Underlying	Option	Value of Stock
		Underlying	Options (#)	Awards	and Option
Name	Grant Date	Options (#)(1)	(2)	($/share)(3)	Awards ($)(4)

Joel A. Ronning	2/10/2006		200,000	$35.11	$3,935,500
Thomas M. Donnelly	2/10/2006		10,000	$35.11	$158,687
	2/10/2006	10,000			$351,100

(1)	This column shows the number of restricted shares granted in 2006 to the named executive officers. The shares vest annually over four years starting on February 10, 2007.

(2)	This column shows the number of stock options granted in 2006 to the named executive officers. The options vest 6.25% quarterly starting May 10, 2006.

(3)	This column shows the exercise price for the stock options granted in 2006, which was the closing price of Digital River stock on February 10, 2006, the date the options were granted.

(4)	This column shows the full grant date fair value of restricted stock and stock options under SFAS 123R granted to the named executives in 2006. For restricted stock, fair value is calculated using the closing price of Digital River stock on the grant date of $35.11. For stock option, fair value is calculated using the Black-Scholes value on the grant date of $19.68 for Mr. Ronning and $15.87 for Mr. Donnelly. For additional information on the valuation assumptions, refer to note 6 of the Digital River financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the executives.

Outstanding Equity Awards

The following table provides a summary of equity awards outstanding at December 31, 2006, for each of our named executive officers.

Outstanding Equity Awards at Fiscal 2006 Year-End

Option Awards								Stock Awards
					Equity			Number
					Incentive Plan			of Shares		Market
		Number of	Number of		Awards:			or Units		Value of
		Securities	Securities		Number of			of Stock		Shares or
		Underlying	Underlying		Securities			That		Units of
		Unexercised	Unexercised		Underlying	Option	Option	Have Not		Stock That
	Grant	Options (#)	Options (#)		Unexercised	Exercise	Expiration	Vested		Have Not
Name	Date	Exercisable	Unexercisable		Unearned Options (#)	Price ($)	Date	(#)		Vested ($)

Joel A. Ronning	5/8/1998	102,082	—		—	$3.00	5/8/2008	—		$—
	8/6/2000	31,372	—		—	$6.375	8/6/2010	—		$—
	2/21/2001	19,512	—		—	$5.125	2/21/2011	—		$—
	2/21/2001	589,116	—		—	$5.125	2/21/2011	—		$—
	2/8/2002	192,817	—		—	$13.92	2/8/2012	—		$—
	2/8/2002	7,183	—		—	$13.92	2/8/2012	—		$—
	2/13/2003	187,500	12,500	(1)	—	$10.50	2/13/2013	—		$—
	2/9/2004	137,500	53,798	(2)	—	$22.98	2/9/2014	—		$—
	2/9/2004	—	8,702	(3)	—	$22.98	2/9/2014	—		$—
	2/10/2006	37,500	162,500	(4)	—	$35.11	2/10/2016	—		$—
Thomas M. Donnelly	2/10/2005	21,875	28,125	(5)	—	$30.69	2/10/2015	—		$—
	5/10/2005	18,750	31,250	(5)	—	$25.23	5/10/2015	—		$—
	6/15/2005	9,375	15,625	(5)	—	$28.75	6/15/2015	—		$—
	2/10/2006	1,875	8,125	(4)	—	$35.11	2/10/2016	—		$—
	2/10/2006	—	—		—	—	—	10,000	(6)	$557,900	(7)

(1)	The shares became exercisable on February 13, 2007.

(2)	8,149 shares became exercisable on February 9, 2007, 12,500 shares will become exercisable on each of May 9, 2007, August 9, 2007 and November 9, 2007 and 8,149 shares will become exercisable on February 9, 2008.

(3)	4,351 shares will become exercisable on each of February 9, 2007 and February 9, 2008.

(4)	The shares vest 6.25% quarterly, starting on May 10, 2006.

(5)	The shares vest 25% starting on February 10, 2006, then 6.25% quarterly thereafter.

(6)	The shares vest 25% annually starting on February 10, 2007.

(7)	The market value of stock awards is based on the closing market price of Digital River common stock as of December 31, 2006, which was $55.79.

Option Exercises and Stock Vested

Our named executive officers did not exercise stock options during fiscal year 2006, nor did not vest in any stock awards during fiscal year 2006.

Change of Control and Severance Benefits

Involuntary Termination other than Death, Disability, or Retirement; Certain Voluntary Terminations — Including Termination following a Change of Control

The following table sets forth our lump-sum payment obligations under the Executive Severance Agreements upon a termination of the employment of our named executive officers. The table assumes termination on December 31, 2006 and payment of such termination obligations within a reasonable time thereafter.

				Continued
Name	Salary	Bonus	Equity Acceleration	Benefits	Total

Joel A. Ronning	$250,000	$866,667	$65,905,294	$5,442	$67,027,403
Thomas M. Donnelly	$250,000	—	$4,223,700	$5,442	$4,479,142

Termination upon Death

The following table sets forth our lump-sum payment obligations under the Executive Severance Agreements upon death of either of our named executive officers.

Name	Bonus	Total

Joel A. Ronning	$866,667	$866,667
Thomas M. Donnelly	$100,000	$100,000

Termination upon Disability

The following table sets forth our lump-sum payment obligations under the Executive Severance Agreements upon disability of either of our named executive officers.

		Continued
Name	Bonus	Benefits	Total

Joel A. Ronning	$866,667	$5,442	$872,109
Thomas M. Donnelly	$100,000	$5,442	$105,442

Equity Compensation Plan Information

The following table summarizes information with respect to options and other equity awards under our equity compensation plans as of December 31, 2006:

Equity Compensation Plan Information

	(a)		(b)	(c)
				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued Upon		Weighted-average	Equity Compensation
	Exercise of		Exercise Price of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights	Column (a))

Equity Compensation Plans Approved by Security Holders	3,647,283	(1)	$18.22	2,097,053	(2)
Equity Compensation Plans Not Approved by Security Holders(3)	66,250		$0.00	0
Total	3,713,533		$17.89	2,097,053

(1)	Includes 3,557,783 shares of our common stock to be issued upon exercise of outstanding stock options and 89,500 restricted stock granted under the 1998 Plan.

(2)	Includes 1,540,200 shares of our common stock available for issuance under the 1998 Plan and 556,853 shares of our common stock available for issuance under the 2000 Employee Stock Purchase Plan.

In accordance with plan provisions, any option granted under the 1998 Plan will reduce the available number of shares on a one-to-one basis and any share award granted will reduce the available number of shares on a three-to-two basis.

(3)	Our Inducement Equity Incentive Plan (the “Inducement Plan”), which was in effect as of December 31, 2005, and was the only equity compensation plan not approved by security holders, was adopted by the Board in 2005 in connection with an acquisition. A total of 87,500 restricted shares of Company stock were initially reserved for issuance under the Inducement Plan. In December 2005, we issued 63,750 shares under the Inducement Plan, subject to vesting. In January 2006, we issued the remaining 23,750 shares, also subject to vesting. In accordance with applicable rules, no stockholder approval was required for the Inducement Plan. During 2006, 21,250 shares of the total 87,500 restricted shares vested.

Policies and Procedures with Respect to Related-Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related-party transactions. The Audit Committee, all of whom are independent directors, must review and approve all related-party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules.

We have policies and procedures regarding the review and approval of related-person transactions. The policies and procedures are in writing and have been approved by the Audit Committee. The transactions covered by our policies and procedures include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we participate and the amount involved exceeds $120,000, and a director or executive officer of the company has a direct or indirect material interest. The policies and procedures include transactions where the directors’ or executive officers’ children, stepchildren, parents, stepparents, spouse, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law or members of their household (other than a tenant or employee) have a personal interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct and Ethics. Under the Code of Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Our Corporate Governance Guidelines require a director to promptly disclose to the Board any potential or actual conflict of interest involving him or her. Under the Guidelines, the Board will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions shall be disclosed in our applicable filings with the Securities and Exchange Commission as required under SEC rules.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Digital River stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Investor Relations, Digital River, Inc., 9625 West 76th Street, Eden Prairie, Minnesota 55344 or contact our Investor Relations department at (952) 253-1234. We will promptly deliver upon written or oral request a separate copy of the annual report or proxy statement to a security holder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kevin L. Crudden
Secretary

Eden Prairie, Minnesota
April 24, 2007

A copy of the 2006 Annual Report to Stockholders accompanies this Proxy Statement. Our annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, is available at no charge to stockholders upon written request to us at Investor Relations, Digital River, Inc., 9625 West 76th Street, Eden Prairie, Minnesota 55344. Copies also may be obtained without charge through Digital River’s website at www.digitalriver.com, as well as the SEC’s website at www.sec.gov.

APPENDIX A

Digital River, Inc.
2007 Equity Incentive Plan

1.  Purposes.

(a) Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b) Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in the value of the Common Stock through the granting of the following types of awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Restricted Stock Awards; (iv) Restricted Stock Units Awards; and (v) Performance Shares.

(c) General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates, and to align the interests of such persons with the interests of the Company’s stockholders.

2.  Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).

(d) “Cause” means any (i) willful breach of any agreement entered into with the Company; (ii) misappropriation of the Company’s property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company; (iii) conviction of any felony or crime involving moral turpitude; or (iv) other act as determined by the Board in its discretion.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Digital River, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a Consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence agreement.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iii) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Entity” means a corporation, partnership or other entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary, (B) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Board, shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or, if such day of determination does not fall on a market trading day, then the last market trading day prior to the date of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(t) “Full Value Award” means a Stock Award that does not provide for full payment in cash or property by the Participant.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(bb) “Own,” “Owned,” “Ownership.” A person or Entity shall be deemed to “Own,” to have “Owned,” or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(cc) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(dd) “Performance Share” means a Stock Award denominated in shares of Common Stock equivalents granted pursuant to Section 7(c) that may be earned in whole or in part based upon attainment of performance objectives established by the Board pursuant to Section 8.

(ee) “Performance Share Agreement” means a written agreement between the Company and a holder of Performance Shares evidencing the terms and conditions of an individual Performance Share award. Each Performance Share Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Plan” means this Digital River, Inc. 2007 Equity Incentive Plan.

(gg) “Restricted Stock Award” means shares of Common Stock granted pursuant to the terms and conditions of Section 7(a).

(hh) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of Restricted Stock evidencing the terms and conditions of an individual Restricted Stock Award. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ii) “Restricted Stock Unit Award” means a Stock Award denominated in shares of Common Stock equivalents granted pursuant to the terms and conditions of Section 7(b) in which the Participant has the right to receive a specified number of shares of Common Stock over a specified period of time.

(jj) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of an individual Restricted Stock

Unit Award. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, and Performance Shares.

(nn) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(pp) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.  Administration.

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 13.

(iv) To terminate or suspend the Plan as provided in Section 14.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General.  The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board who are not Employees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a

Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee, members of which are not Employees, any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance.  In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board, who are not Employees, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.  Shares Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Two Million (2,000,000) shares of Common Stock plus any shares of Common Stock subject to options or other stock awards outstanding under the Company’s 1998 Equity Incentive Plan that expire or otherwise terminate, in whole or in part, without having been exercised or issued in full and that otherwise would have again become available for issuance under the Company’s 1998 Equity Incentive Plan.

(b) Limitation on Full Value Awards.  Notwithstanding the provisions of Section 4(a), for any two (2) shares of Common Stock issued in connection with a Full Value Award, three (3) fewer shares of Common Stock will be available for issuance in connection with Options and future Stock Awards under Section 4(a).

(c) Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(d) Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  Eligibility.

(a) Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Stock Awards covering more than four hundred thousand (400,000) shares of Common Stock during any calendar year.

(d) Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.  Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b) Exercise Price.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(d) Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g) Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date ninety (90) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. Notwithstanding the foregoing, in the event that Optionholder is terminated for Cause, the Option shall terminate as of the date of the Optionholder’s termination of Continued Service.

(h) Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of ninety (90) days after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within the period of time specified in the Option Agreement; provided, however, that such vested Options shall not be exercisable for a period greater than one (1) year following the Optionholder’s termination of Continuous Service due to Disability. If no such period is specified in the Option Agreement, then any vested outstanding Options shall be exercisable only within thirty (30) days following the Optionholder’s termination of Continuous Service due to Disability. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(d) or 6(e), but only within the period of time specified in the Option Agreement; provided, however, that such vested Options shall not be exercisable for a period greater than one (1) year following the Optionholder’s death. If no such period is specified in the Option Agreement, then any vested outstanding Options shall be exercisable only within six (6) months following the Optionholder’s death. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k) Termination for Cause.  In the event that the Optionholder’s Continuous Service is terminated for Cause, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date seven (7) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

7.  Provisions of Stock Awards other than Options.

(a) Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award Agreement may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  At the time of grant of a Restricted Stock Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Restricted Stock Award will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii) Vesting.  Shares of Common Stock acquired pursuant to the Restricted Stock Award shall be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. The Board may condition the vesting of the shares acquired pursuant to the Restricted Stock Award upon the attainment of specified performance objectives established by the Board pursuant to Section 8 or such other factors as the Board may determine in its sole discretion, including time-based vesting; provided, however, that if the vesting schedule is a time-based vesting schedule, such shares shall vest not faster than one-third per year over three years and if the vesting schedule is a performance-based vesting schedule, such shares shall vest not earlier than the first anniversary of the date of grant.

(iii) Termination of Participant’s Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award Agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the Restricted Stock Award Agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock pursuant to the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded pursuant to the Restricted Stock Award remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, but each Restricted

Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii) Vesting.  At the time of grant of a Restricted Stock Unit Award, the Board shall impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its absolute discretion, deems appropriate. The Board may condition the vesting of the Restricted Stock Unit Award upon the attainment of specified performance objectives established by the Board pursuant to Section 8 or such other factors as the Board may determine in its sole discretion, including time-based vesting; provided, however, that if the vesting schedule is a time-based vesting schedule, such Stock Award shall vest not earlier than the first anniversary of the date of grant.

(iii) Payment.  A Restricted Stock Unit Award will be denominated in shares of Common Stock equivalents. A Restricted Stock Unit Award will be settled by the delivery of shares of Common Stock.

(iv) Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock equivalents covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock equivalents covered by the Restricted Stock Unit Award by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equivalents covered by the Restricted Stock Unit Award then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend, or in such other manner as determined by the Board. Any additional share equivalents covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(v) Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(vi) Transferability.  Restricted Stock Units shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit Agreement, as the Board shall determine in its discretion.

(c) Performance Shares.  Each Performance Share Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Agreements may change from time to time, and the terms and conditions of separate Performance Share Agreements need not be identical; provided, however, that each Performance Share Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  At the time of grant of Performance Shares, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Performance Shares. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Performance Shares will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii) Vesting.  At the time of grant of Performance Shares, the Board shall impose such restrictions or conditions to the vesting of the Performance Shares as it, in its discretion, deems appropriate. The

Board may condition the grant of Performance Shares upon the attainment of specified performance objectives established by the Board pursuant to Section 8 or such other factors as the Board may determine in its sole discretion; provided, however, that such Performance Shares shall vest not earlier than the first anniversary of the date of grant.

(iii) Payment.  Performance Shares will be denominated in shares of Common Stock Equivalents. Performance Shares will be settled by the delivery of shares of Common Stock.

(iv) Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock equivalents covered by Performance Shares, as determined by the Board and contained in the Performance Share Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock equivalents covered by the Performance Shares by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equivalents covered by the Performance Shares then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend, or in such other manner as determined by the Board. Any additional share equivalents covered by the Performance Shares credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Performance Share Agreement to which they relate.

(v) Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Performance Share Agreement, such portion of the Performance Shares that have not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(vi) Transferability.  Performance Shares shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Agreement, as the Board shall determine in its discretion.

(d) Deferral of Award Payment.  The Board may establish one or more programs under the Plan to permit selected Participants to elect to defer receipt of consideration upon exercise of a Stock Award, the satisfaction of performance objectives, or other events which, absent such an election, would entitle such Participants to payment or receipt of Common Stock or other consideration under a Stock Award. The Board may establish the election procedures of such deferrals, the mechanisms for payment of Common Stock or other consideration subject to deferral (including accrual of interest or other earnings, if any, on amounts with respect thereto) and such other terms, conditions, rules and procedures that the Board deems advisable and in compliance with Section 409A of the Code.

8.  Performance Objectives.

The Board shall determine the terms and conditions of Stock Awards at the date of grant or thereafter; provided that performance objectives, if any, related to Stock Awards granted to Covered Employees shall be established by the Board not later than the latest date permissible under Section 162(m) of the Code. To the extent that such Stock Awards are paid to Covered Employees the performance objectives to be used, if any, shall be expressed in terms of one or more of the following: total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; revenues; expenses; funds from operations (FFO); and FFO per share. Performance objectives, if any, established by the Board may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants.

9.  Covenants of the Company.

(a) Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.  Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.  Miscellaneous.

(a) Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

(e) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(g) Foreign Employees.  Without amending the Plan, the Board may grant Stock Awards to eligible Employees, Directors and Consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Board may make such modification, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has Employees, Directors and Consultants.

(h) Indemnification.  In addition to such other rights of indemnification as they may have and subject to limitations of applicable law, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid to them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding. The Board member or members shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Board member or members undertake to defend the same on their own behalf.

12.  Adjustments upon Changes in Stock.

(a) Capitalization Adjustments.  If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(c) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c) Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d) Securities Acquisition.  In the event of an acquisition by any Exchange Act Person of the beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (other than an acquisition pursuant to Section 12(c) above), then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting (and exercisability, if applicable) of such Stock Awards shall be accelerated in full.

13.  Amendment of the Plan and Stock Awards.

(a) Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code or the listing requirements of the national exchange.

(b) Stockholder Approval.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.  Termination or Suspension of the Plan.

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 4, 2017. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.  No Authority to Reprice.

Without the consent of the stockholders of the Company, except as provided in Section 12(a), the Administrator shall have no authority to effect either (i) the repricing of any outstanding Options under the Plan or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

16.  Effective Date of Plan.

The amended and restated Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of Stock Awards other than Options, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

17.  Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

FORM OF PROXY CARD
DIGITAL RIVER, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 31, 2007
3:30 p.m.
Sheraton Hotel
7800 Normandale Boulevard
Bloomington, Minnesota 55439

DIGITAL RIVER, INC.
9625 West 76th Street,
Eden Prairie, MN 55344	proxy

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders of DIGITAL RIVER, INC., a Delaware corporation (the “Company”), will be held on Thursday, May 31, 2007, at 3:30 p.m. local time at the Sheraton Hotel, 7800 Normandale Boulevard, Bloomington, Minnesota, 55439 for the purposes stated on the reverse.
     By signing the proxy, you revoke all prior proxies and appoint Joel A. Ronning and Thomas M. Donnelly, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.
     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 12, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.
See reverse for voting instructions.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 30, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/driv/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 30, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to
Digital River, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
The Board of Directors Recommends a Vote FOR all Proposals.

1. Election of directors:	01 Joel A. Ronning	☐	Vote FOR	☐	Vote WITHHELD
			the nominee		from the nominee
(except as marked)

	02 Perry W. Steiner	☐	Vote FOR	☐	Vote WITHHELD
			the nominee		from the nominee
(except as marked)

	03 J. Paul Thorin	☐	Vote FOR	☐	Vote WITHHELD
			the nominee		from the nominee
(except as marked)

(Instructions: To withhold authority to vote for the indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
\/ Please fold here \/

2. To approve the 2007 Equity Incentive Plan.	☐ For	☐ Against	☐ Abstain

3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2007.	☐ For	☐ Against	☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO
DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.